UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2018 (August 31, 2018)

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	83-0656612
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 31, 2018, Harvest Oil & Gas Corp. (the “Company” or “Harvest”) completed the previously announced disposition of its rights, title and interest in certain oil and natural gas assets located in Austin, Bastrop, Brazos, Burleson, De Witt, Fayette, Grimes, Karnes, Lee, Montgomery and Washington Counties, Texas pursuant to the Contribution and Membership Interest Purchase Agreement, dated August 20, 2018 (the “Agreement”), by and among EV Properties, L.P., a wholly-owned subsidiary of Harvest, Magnolia Oil & Gas Parent LLC (“Magnolia Parent”), Magnolia Oil & Gas Corporation (“Magnolia PubCo” and, together with Magnolia Parent, “Magnolia”) and the Company (the “Magnolia Transaction”). In consideration of the transactions described in the Agreement, Harvest received cash proceeds of $133,301,056 (net of preliminary purchase price adjustments in accordance with the terms of the Agreement) and 4,200,000 shares of Magnolia PubCo common stock (NYSE: MGY). The Company intends to the use the cash proceeds received as consideration to repay borrowings outstanding under its reserve-based revolving credit facility.

In connection with the closing of the Magnolia Transaction, the Company’s borrowing base under its reserve-based revolving credit facility was reduced by $60 million to $265 million.

Following the completion of the Magnolia Transaction, we will continue to explore strategic opportunities to monetize noncore assets. We may use the proceeds from such opportunities to repay indebtedness or otherwise return value to our shareholders.

The foregoing description of the Magnolia Transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was filed with the Company’s Current Report on Form 8-K on August 21, 2018 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2018, which gives effect to the Magnolia Transaction and the sale of certain Eagle Ford formation rights, and the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2018, and the year ended December 31, 2017, which give effect to the Magnolia Transaction and the sale of certain Eagle Ford formation rights as well as the Company’s plan of reorganization and fresh start accounting, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

(d)	Exhibits.

Exhibit	Description

99.1	The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2018, which gives effect to the Magnolia Transaction and the sale of certain Eagle Ford formation rights, and the unaudited pro forma condensed consolidated statements of operations of the Company for the six months ended June 30, 2018, and the year ended December 31, 2017, which give effect to the Magnolia Transaction and the sale of certain Eagle Ford formation rights as well as the Company’s plan of reorganization and fresh start accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Oil & Gas Corp.

September 7, 2018	By:	/s/ NICHOLAS BOBROWSKI
Nicholas Bobrowski
Vice President and Chief Financial Officer